EXHIBIT 99.4

EMPLOYMENT AGREEMENT

                THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of August 9, 2013 by and between Cimetrix Incorporated (the “Company”), and Paul A. Johnson (the “Executive”), to be effective as of January 1, 2013 (the “Effective Date”).

RECITALS

                A.           The Company desires to retain Executive as Vice President of Software Engineering of the Company subject to the terms and conditions of this Agreement.

                B.           Executive desires to be retained as Vice President of Software Engineering of the Company subject to the terms and conditions of this Agreement.

                NOW, THEREFORE, in consideration of this Agreement and of the covenants and conditions contained in this Agreement, the parties hereto agree as follows:

1.                Employment; Location.  The Company hereby employs Executive during the Term, and Executive hereby accepts such employment.  The initial “Place of Employment” for Executive shall be in Salt Lake City, Utah.  If the Company requests that Executive relocate, the relocated place of employment shall thereafter be the “Place of Employment.”

2.                Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date.  The Term shall terminate upon the earlier to occur of (i) the Expiration Date (as defined below), and (ii) the termination of Executive’s employment with the Company.  The initial Expiration Date shall be the two-year anniversary of the Effective Date.  Unless the Company or Executive provides the other with at least ninety (90) days advance written notice prior to the initial Expiration Date (and each Expiration Date thereafter) of its intention not to renew this Agreement following the then-current Expiration Date, the Expiration Date shall automatically be changed to the two-year anniversary of the then-current Expiration Date and this Agreement shall remain in full force and effect.  Notwithstanding anything in this Agreement to the contrary, Sections 7 and 8 shall survive termination of this Agreement and expiration of the Term until all amounts due to Executive are paid in full, Section 9 shall survive for the time period set forth therein, and this sentence and all provisions related to the interpretation or enforcement of, and disputes under, this Agreement shall survive until the expiration of the last applicable statute of limitations.

3.                Duties.  Executive shall be employed in the position of Vice President of Software Engineering.  Executive shall also perform such related services and duties for the Company as are from time to time assigned or delegated to him or her by the Chief Executive Officer of the Company.  Executive shall diligently execute his or her duties and shall devote substantially all of his or her business time, skills and efforts to such duties during ordinary working hours.

Notwithstanding the foregoing, the Executive will be permitted to act or serve as a director, trustee, committee member or principal in any type of business, civic or charitable organization as long as such activities are disclosed to the Company and do not unreasonable interfere with his or her duties with the Company.  Executive shall faithfully adhere to, execute and fulfill all lawful policies established from time to time by the Company.

4.                Compensation and Benefits.  The Company shall pay Executive, and Executive accepts as full compensation for all services to be rendered to the Company, the following compensation and benefits:

                4.1           Base Salary.  During the Term, the Company shall pay Executive an annual base salary per year in an amount not less than $150,000.  Such annual base salary shall be payable in accordance with the Company's customary pay schedule.  During the Term, the base salary of Executive shall be reviewed at least annually by the Chief Executive Officer.  The Board of Directors, and/or the Compensation Committee, in consultation with the Chief Executive Officer, may, but shall not be required to, increase or decrease the base salary, but not below the minimum required by this Section.

                4.2           Stock Options.  During the period of Executive’s employment with the Company, the Company has granted, and in the future may from time to time grant to Executive options to purchase common shares of the Company and/or issue to Executive common shares that are subject to rights of forfeiture or repurchase under certain terms and conditions (such options or shares, “Equity Awards”).  The Company agrees that any future Equity Awards shall provide that all otherwise unvested Equity Awards shall, unless otherwise requested by Executive in writing, immediately vest as of the effective date of a Change of Control Event.  A “Change of Control Event” means (a) any capital reorganization, reclassification of the capital stock of Parent, consolidation or merger of the Company with another corporation in which the Company is not the survivor (other than a transaction effective solely for the purpose of changing the jurisdiction of incorporation of the Company), (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity, (c) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding common shares of the Company.

                4.3           Bonus.  Executive shall be eligible to receive an annual performance bonus conditioned upon the achievement of performance measures established by the Chief Executive Officer after consultation with the Compensation Committee of the Company.  The target amount of the performance bonus for each fiscal year if all performance measures are met, shall be at least thirty percent (30%) of Executive’s base salary paid for the fiscal year to which such bonus relates.  The objectives and amount of any bonus are at the discretion of the Chief Executive Officer, with approval from the Compensation Committee.  In all circumstances, the bonus owing to Executive hereunder shall be paid to Executive, on a date determined by Company, prior to the 15th day of the third month following the close of the fiscal year in which the Executive has achieved the agreed-upon performance objectives, such achievement being determined in good faith by the Chief Executive Officer with approval from the Compensation Committee.

                4.4           Additional Benefits.  Executive shall be eligible to participate in, and be subject to, the Company’s Executive benefit plans for, and policies governing, executives, including, without limitation, bonus plans, pension or profit sharing plans, incentive stock plans, and those plans and policies covering life, disability, health, and dental insurance in accordance with the rules established in the discretion of the Board for individual participation in any such plans and policies as may be in effect from time to time.  The Company shall pay all costs associated with a mobile phone and mobile phone service for Executive.

                4.5           Vacation, Sick Leave, and Holidays.  Beginning on the date hereof, Executive shall be entitled to vacation, sick leave and holidays at full pay in accordance with the Company’s policies.

                4.6           Deductions.  The Company shall have the right to deduct from the compensation due to Executive hereunder all sums required for social security and withholding taxes and for any other federal, state or local tax or charge which may be hereafter enacted or required by law as a charge on any cash or non-cash compensation of Executive.

5.               Business Expenses.  The Company shall promptly reimburse Executive for all reasonable out-of-pocket entertainment and business expenses Executive incurs in fulfilling Executive’s duties hereunder subject to, and in accordance with, the general reimbursement policy of the Company in effect from time to time.

6.               Indemnification.  Executive shall be held harmless and indemnified under the terms of the agreement attached as Exhibit A.

7.               Termination of Executive's Employment.

                7.1           Termination of Employment by the Company for Cause.  Executive's employment may be terminated by the Company at any time for “Cause” upon written notice from the Company to Executive.  As used in this Agreement, “Cause” is limited to one or more of the following:  (a) the Executive’s failure to comply with any valid and legal directive of the Chief Executive Officer or the Board, (b) the engagement of Executive in any dishonesty, illegal conduct or misconduct which, in each case, is materially harmful to the Company or its subsidiaries, (c) any fraudulent or other criminal activities, (d) any grossly negligent activity by Executive which is materially damaging to the Company, or (e) the Executive’s violation of a material policy of the Company.

                7.2           Termination by the Company Without Cause.  Executive’s employment with the Company is “at will,” and is terminable at any time without Cause or any reason of any kind.  A termination of Executive's employment pursuant to this Section 7.2 shall be effective as of the date specified in the notice of termination.

                7.3           Termination By Executive For Good Reason.  Executive may terminate his or her employment with the Company at any time for Good Reason (as defined below) at any time within 90 days after the occurrence of the event constituting Good Reason, provided Executive has delivered a written notice to the Board that briefly describes the facts underlying Executive's belief that Good Reason exists and the Company has failed to cure such situation within 30 days of its receipt of such notice.

                For purposes of this Agreement, “Good Reason” shall mean and consist of: (a) a material breach by the Company of any of its obligations, duties, agreements, representations or warranties under this Agreement that cannot be cured or, if capable of being cured, is not cured within thirty (30) days after receipt of written notice from the Executive of the need to cure; (b) without Executive's prior written consent, the Company requires the Executive to relocate by a material distance from the Executive's place of employment to any place other than the Place of Employment as a condition to continued employment or maintenance of the same or a comparable position with the Company (provided that reasonable business travel shall not constitute a relocation of Executive’s place of employment); or (c) Executive’s duties, responsibilities or authority are materially reduced from those in effect on the date hereof; provided that a change solely in the title of Executive’s shall not be considered material under this provision.  The parties intend that a termination for “Good Reason” qualifies as an “involuntary separation from service” under Treasury Regulation Section 1.409A-1(n)(2).

                7.4           Termination by Executive Without Good Reason.  Upon not less than 30 day's prior written notice (which notice shall specify the effective date of the termination), Executive may terminate his or her employment with the Company by such notice without Good Reason or any reason of any kind.

                7.5           Termination of Employment by Death.  If Executive dies during the term of employment, Executive's employment with the Company shall be terminated effective as of the date of Executive’s death.

                7.6           Disability.  The Company or Executive may terminate Executive's employment with the Company if Executive shall become unable to fulfill his or her duties under this Agreement, as measured by the Company’s usual business activities,  for the eligibility period set forth in the long-term disability policy under which Executive is potentially eligible to receive disability benefits (the “Eligibility Period”) by reason of any medically determinable physical and/or mental disability determined in accordance with the procedure in this Section 7.6.  If in the opinion of the Company or Executive, Executive is disabled, then the following shall occur:

            (a) the Company or Executive shall promptly so notify (by dated written notice) the insurance company or carrier that, at that time, insures the Executives of the Company against long-term disability (the “Company’s Insurance Carrier”) and request a determination as to whether Executive is disabled pursuant to the terms of the Company's long-term disability plan or policy; and

            (b) the matter of Executive's disability shall be resolved, and Executive and the Company shall abide by the decision of, the Company’s Insurance Carrier.

                A termination of Executive's employment pursuant to this Section 7.6 shall be effective at the expiration of the Eligibility Period, as determined in accordance with this Section 7.6.  If Executive is not covered by a Company-sponsored long-term disability policy on the date that the

Company and/or Executive believe that Executive may have a medically determinable physical and/or mental disability, the Board shall make the determination of whether Executive has a medically determinable physical and/or mental disability using the definition of disability, including applicable court interpretations, used for purposes of the Americans With Disabilities Act of 1990, as amended, and the “Eligibility Period” shall be 90 days from the date as of which it is determined that the Executive commenced having a medically determinable disability.

8.               Effect of Termination of Executive’s Employment.

                8.1           Provisions Applicable to All Terminations.  If Executive’s employment with the Company is terminated for any reason, including on the Expiration Date (a) all cash compensation from the Company described in this Agreement that was due through the effective date of the termination, but unpaid, and any unused vacation days shall be computed and paid to Executive by the Company within any payment deadline set forth in applicable law (or if none is applicable, within 30 days), provided that any disability payments to be made by the Company’s Insurance Carrier shall be made when, as and if made by the Company’s Insurance Carrier; and (b)  Executive, or his or her heirs, or estate, as the case may be, shall receive all compensation and Executive benefits accrued through the effective date of the termination, and all benefits provided through the Company's insurance plans pursuant to the terms and conditions of such insurance plans or that the Company is required to provide by governing law.

                8.2           Termination by Death or Disability; by the Company for Cause; or Termination by the Executive Absent Good Reason.  If Executive's employment with the Company is terminated under any circumstances other than the circumstances described in Section 8.3 below, whether by the Company or Executive, Executive shall not be entitled to any compensation in addition to that set forth in Section 8.1.

 8.3           Termination by Company without Cause or Termination by Executive for Good Reason.  If Executive's employment is terminated by the Company without Cause, or by the Executive for Good Reason, including a termination resulting from delivery by Company of an intention not to renew this Agreement in accordance with Section 2, then, in addition to complying with the requirements of Section 8.1, the Company shall, subject to the terms and conditions of this Agreement and conditioned upon the Company’s receipt of the Release described in Section 8.7, make the following payments and extend the following benefits to Executive or, if applicable, his or her heirs or estate; provided Executive has incurred a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h):

           (a) A salary-based severance benefit equal to the product of (i) Executive’s monthly base salary, at a rate equal to Executive’s monthly salary rate in effective as of the date of termination, multiplied by (ii) the number of months in the applicable Severance Period as defined in Section 8.5, which amount shall be paid as provided in Section 8.4; and

           (b) To the extent permitted by applicable law, the Company shall continue Executive’s group health benefits plan coverage then in effect (with Company /Executive contributions remaining the same on a percentage basis as during the period immediately prior to termination) for a period not to exceed (i) the maximum amount of time that Executive is eligible to obtain group health benefits plan coverage under the Consolidated Omnibus Reconciliation Act (“COBRA”); or (ii) the date Executive receives substantially similar coverage from another employer.

                8.4           Applicable Payment Dates.

           (a) Any severance payments due under Section 8.3(a) and Section 8.3(c) shall be paid by Company on the latest of: (i) the 10th day after the date Executive timely delivers the executed Release to Company; or (ii) if the Release Period begins during one calendar year and ends during another calendar year, the third day of the later calendar year.  In no event, however, shall any amount payable under Sections 8.3(a) and 8.3(b) be paid later than the 15th day of March following the calendar year in which Executive’s employment terminates without Cause or for Good Reason.

           (b) The severance amounts described in Section 8.3(a) and Section 8.3(c) are intended to constitute “short term deferrals” within the meaning of Treasury Regulation Section 1.409A-1(b)(4).  The continuing group health plan coverage provided under Section 8.3(b) is intended to be a benefit separate from the severance payments described in Section 8.3(a) and 8.3(b).

 8.5           Severance Period.  Subject to Section 8.7, the “Severance Period” shall be the period beginning on the effective date of any termination of Executive’s employment in a manner triggering a benefit under Section 8.3, and ending on the 6-month anniversary of such termination date

                8.6           Return of Company Property.  Upon the termination or end of the employment of Executive with the Company Executive shall provide to the Company all property belonging to the Company, including, but not limited to, keys, card passes, credit cards, electronic equipment including computers and personal digital devices, cellular telephones, Company automobiles, and all data and any Company intellectual property whether located on Company property or otherwise.

                8.7           Release; Breach of Protective Covenants.  Not later than 15 days after the effective date of termination of Executive’s employment without Cause or for Good Reason, the Company shall provide to Executive a form of waiver, release and non-litigation agreement between Employee and Company in form and substance reasonably satisfactory to Company with respect to all actual and potential claims of Employee against the Company and its affiliates arising through and including the effective time of such termination (a “Release”).  Within a minimum of 21 days, or maximum of 45 days, as required by the Older Workers Benefit Protection Act, after receipt of the Release (the “Release Period”) Employee shall execute and deliver the Release to Company.  Notwithstanding any provision herein to the contrary, Executive shall not be entitled to any payments or benefits under Section 8.3 if (a) he or she fails to timely execute and return the Release to the Company within the applicable Release Period; (b) he or she executes and timely delivers the Company requested Release, but thereafter effectively revokes or attempts to revoke the Release under applicable law, or otherwise asserts in any proceeding that the Release is unenforceable; (c) he or she breaches Section 8.6 or Section 9 of this Agreement; or (d) he or she breaches any portion of the Proprietary Information Agreement (any of (a), (b) or (c), a “Covenant Breach”).  Upon the Company’s determination that a Covenant Breach has occurred, it shall notify Executive of its belief that a Covenant Breach has occurred and may withhold, without penalty or interest, any payments or benefits otherwise due to Executive pursuant to any of Section 8.3 until the question of whether a Covenant Breach has occurred is definitely resolved without right to appeal or similar recourse (and if it is determined that the Company withheld the payments and benefits in error, the Company’s sole obligation shall be prompt payment of all withheld payments and the cash value to the Company of any withheld benefits).

                8.8           Compliance with Section 409A.  Executive and Company intend to structure and operate the payments and benefits described in this Agreement to be exempt from or to comply with the requirements of Section 409A of the Code to the extent applicable, and this Agreement shall be construed in a manner that is consistent with that intention.  If Executive or Company believes, at any time, that any feature of Executive’s compensation hereunder does not comply with (or is not exempt from) Section 409A of the Code or that any action taken or contemplated to be taken (including any failure to take action) in regards to Executive’s compensation hereunder violates Section 409A of the Code, Executive or Company will promptly advise the other and will reasonably negotiate in good faith to amend the terms of the payments or alter the action or contemplated action in order that Executive’s payments hereunder  comply with (or are exempt from) the requirements of Section 409A of the Code or in order to mitigate any additional taxes that may apply under Section 409A of the Code if compliance or exemption is not practicable. For the avoidance of doubt, Company is not responsible for the payment of any taxes, including income and excise taxes, that Executive may incur under Section 409A of the Code, nor will Company indemnify Executive for any such liability, unless Company breaches a material term of this Agreement and that breach is the cause of the 409A taxation or penalties.

9.                Covenant Not to Compete

                9.1           Covenant.  Executive hereby agrees that, while Executive is employed by the Company and during a period of 12 months following the termination of Executive’s employment with the Company, Executive will not directly or indirectly compete (as defined in Section 9.2 below) with the Company or any affiliates anywhere in the United States.  It is the intention of Parent, the Company and Executive that this provision be interpreted to only prevent actual competitive harm to the Company and not otherwise hinder or restrict Executive in his efforts to find continued employment in Executive’s field of training and expertise.

                9.2           Direct and Indirect Competition.  As used herein, the phrase “directly or indirectly compete” shall include owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or being connected with or having any interest in, as a stockholder, director, officer, Executive, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any Competing Business (as defined below).  For purposes of this Agreement, a “Competing Business” shall be any business or enterprise other than the Company that is engaged in the Business (as defined below).  This prohibition, however, shall not apply to ownership of less than five percent (5%) of the voting stock in companies whose stock is traded on a national securities exchange or in the over-the-counter market.  For purposes of this Agreement the “Business” means the development and sale of software for controlling machine tools, robots and communication products in a manufacturing facility that allow control of machine tools and communication between equipment on the factory floor and host systems.

                9.3           Nonsolicitation.  Executive hereby agrees that, while he or she is employed by the Company pursuant to this Agreement, and, during a period of 12 months following the termination of Executive’s employment with the Company, Executive will not, directly or indirectly, through an affiliate or otherwise, for his or her account or the account of any other person, (a) solicit business substantially similar to the Business from any person or entity that at the time of termination is or was a customer of the Company, whether or not Executive had personal contact with such person during and by reason of employment with the Company; (ii) in any manner induce or attempt to induce any employee of the Company to terminate his or her employment with the Company; or (iii) materially and adversely interfere with the relationship between the Company and any executive, contractor, supplier, customer or shareholder of the Company.

                9.4           Enforceability.  If any of the provisions of this Section 9 is held unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of this Section to preserve the enforceability hereof to the maximum extent then permitted by law.  In addition, the enforceability of this Section is also subject to the injunctive and other equitable powers of a court as described in Section 12 below.

                9.5           Jurisdiction.  For the sole purpose of enforcement of the Company’s rights under this Section 9, the Company and Executive intend to and hereby confer jurisdiction to enforce the restrictions set forth in this Section 9 (the "Restrictions") upon the courts of any jurisdiction within the geographical scope of the Restrictions.  If the courts of any one or more of such jurisdictions hold the Restrictions unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the Company's rights to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictions, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.  In the event of any litigation between the parties under this Section 9, the court shall award reasonable attorneys fees to the prevailing party.

10.                Confidential Information, Invention Assignment, Etc.  Executive represents and covenants that Executive has signed and delivered to the Company (or will sign and deliver upon request) an Employment, Confidential Information, Invention Assignment, Nonsolicitation and Arbitration Agreement (the “Proprietary Information Agreement”) in the form set forth in the Company’s Policy Manual.  Executive’s execution of such a Proprietary Information Agreement is a condition precedent to Executive’s eligibility for any rights and benefits under this Agreement.  The Proprietary Information Agreement and this Agreement shall be interpreted, to the extent possible, as being mutually consistent with each other, supplementary and both fully enforceable; provided, however, in the event of an irreconcilable conflict between specific provisions of each of the two agreements, the specific provisions of this Agreement shall prevail.

11.                No Conflicts.  Executive hereby represents and covenants that Executive’s performance of all the terms of this Agreement and his or her work as an Executive of the Company does not and will not breach any oral or written agreement to which Executive is a party or by which Executive is bound.

12.                Equitable Remedies.  Executive acknowledges and agrees that the breach or threatened breach by him of certain provisions of this Agreement, including without limitation Section 9 above, would cause irreparable harm to the Company for which damages at law would be an inadequate remedy.  Accordingly, Executive hereby agrees that in any such instance the Company shall be entitled to seek (without prior mediation or arbitration) injunctive or other equitable relief in any state or federal court within or without the State of Utah in addition to any other remedy to which it may be entitled.  Executive hereby submits to the jurisdiction of any courts within the City of Salt Lake City in the State of Utah and agrees not to assert such venue is inconvenient.

13.                Assignment.  This Agreement is for the unique personal services of Executive and is not assignable or delegable in whole or in part by Executive without the consent of the Board.  This Agreement may not be assigned or delegated in whole or in part by the Company without the written consent of Executive; provided, however, this Agreement may be assigned by the Company without Executive’s prior written consent if such assignment is made to an entity that is acquiring substantially all of the business or assets of the Company, whether by merger, asset sale or otherwise and such entity assumes all of the Company’s obligations hereunder.

14.                Waiver or Modification.  Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the parties hereto.

15.                Entire Agreement.  This Agreement, together with the Proprietary Information Agreement and other agreements required under the Company’s policies constitute the full and complete understanding and agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

16.                Severability.  If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

17.                Attorneys’ Fees.  Should the Company or Executive default in any of the covenants contained in this Agreement, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or nonprevailing party shall pay all costs and expenses, including reasonable attorneys’ fees, that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by applicable law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, an appeal, or otherwise.

18.                Confidentiality.  Each of the parties acknowledges that the common shares of the Company are registered under the Securities Exchange Act of 1934, as amended, and a result, the Company may be required to, and hereby has authorization to, file this Agreement or any amendment hereto with the Securities and Exchange Commission without requesting confidential treatment for any portion hereof.

19.                Notices.  Any notice required hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile or other electronic transmission to the other party to the address or facsimile number set forth below or to such other address or facsimile number as either party may designate from time to time according to this provision.  A notice delivered personally or by facsimile or electronic transmission shall be effective upon receipt.  A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing:

                (a)           To Executive at:         ____________________
                                                                    ____________________
                                                                    ____________________

                (b)           To the Company at:   Cimetrix Incorporated
                                                                    6979 High Tech Drive
    Salt Lake City, UT 84122

20.                Governing Law.  This Agreement shall be construed in accordance with and governed by the statutes and common law of the State of Utah (other than any provisions that would cause the provisions of any other laws to apply).  Except as set forth in Section 9.5, the exclusive venue for any such action shall be the state and federal courts located in Salt Lake City, Utah and the parties each hereby submit to the jurisdiction of such courts for purposes of this Agreement.

21.                Counterparts; Facsimile.  This Agreement may be executed in multiple counterparts, all of which taken together shall form a single Agreement.  A facsimile copy of this Agreement or any counterpart thereto shall be valid as an original.

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                IN WITNESS WHEREOF, Executive has signed this Employment Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative as of August 9, 2013.

                                                                    COMPANY:
Cimetrix Incorporated

By:  /S/ Robert H. Reback

                                                                    Name:  Robert H. Reback

                                                                    Title:  President and CEO

                                                                    EXECUTIVE:
Paul A. Johnson

                                                                    Paul A. Johnson,
an individual